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                                                                    Exhibit 10.5


                           OPTICAL CABLE CORPORATION
                             EMPLOYMENT AGREEMENT

This agreement made effective November 21, 2001 by and between Optical Cable Corporation, having a place of business at 5290 Concourse Drive, Roanoke, Virginia (hereinafter referred to as "OCC"), and Luke Huybrechts (hereinafter referred to as "Huybrechts").

WHEREAS, OCC desires to employ Huybrechts and Huybrechts desires to accept such employment upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, OCC employs Huybrechts and Huybrechts accepts employment upon the following terms and conditions:

1. EMPLOYMENT AND DUTIES: Huybrechts is employed as Senior Vice President of Sales of OCC. Huybrechts hereby agrees to abide by the terms and conditions of this Agreement. Huybrechts shall report directly to the President of OCC. The authority, duties and responsibilities of Huybrechts shall include those duties as may be assigned to Huybrechts by the President from time to time. While employed hereunder, Huybrechts shall devote reasonable time and attention during normal business hours to the affairs of OCC and use his best efforts to perform faithfully and efficiently his duties and responsibilities.

2. TERM AND RENEWAL: The term of this Agreement shall begin on November 21, 2001 and shall terminate on the 30th day of November, 2003. At the end of the initial term (and each renewal term, if any), this Agreement will automatically renew for an additional 2-year term unless one of the parties provides the other party with written notice indicating the intention not to renew this Agreement at least 6 months prior to the end of such term.

3.   COMPENSATION:

     a. Salary. For all services rendered by Huybrechts, OCC shall pay Huybrechts $113,820 annual salary, payable in equal monthly installments on the first business day of each month during which Huybrechts is employed, commencing on December 1, 2001.

     b. Sales bonus. Huybrechts will be paid a monthly bonus equal to .0009 of the monthly sales which are adjusted for point of sale and payable on the 15/th/ of the following month.

     c. Annual bonus. Huybrechts will be paid a lump sum bonus equal to the sum of the twelve fiscal year monthly bonuses, payable on or around January 15/th/ of the following year.


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4.   STOCK OPTIONS: The terms and conditions of stock options granted to
     Huybrechts are governed by the documents evidencing such options and are not intended to be addressed in this Agreement.

5.   TERMINATION: This Agreement shall terminate automatically upon the earliest
     -----------
     of any of the following events and no act, failure to act (except as otherwise provided in this Agreement), oral statement or representation of OCC or any of its directors, officers, agents or employees, whether contained in any employee handbook or otherwise, will be deemed a waiver by OCC of its rights hereunder unless expressly stated to the contrary:

     a.   expiration of the term (including renewals, if any);

     b. OCC's termination of Huybrechts without Cause (as defined below), provided that OCC has given Huybrechts thirty (30) days prior written notice;

     c. resignation by Huybrechts other than for Good Reason (as defined below), provided that Huybrechts has given OCC thirty (30) days prior written notice;

     d. death of Huybrechts (effective on the last day of the month in which death occurs);

     e. the inability of Huybrechts to perform substantially all of his duties hereunder by reason of illness, physical, mental or emotional disability or other incapacity, which inability shall continue for more than four successive months or six months in the aggregate during any period of 12 consecutive months, provided that OCC has given Huybrechts written notice at or before the end of such period Huybrechts does not return to work on a full-time basis; or

     f. OCC's termination of Huybrechts for Cause, provided that OCC has given Huybrechts written notice. For purposes of this Agreement, "Cause" shall mean:

          i. Huybrechts's material breach of this Agreement, which breach is not cured within thirty (30) days of receipt by Huybrechts of notice from OCC specifying the breach; or

          ii. Huybrechts's gross negligence in the performance of his material duties hereunder, intentional non-performance or misperformance of such duties, or refusal to abide by or comply with the directives of the Board, his superiors, or OCC's policies and procedures (including non-discrimination and sexual harassment), which actions continue for a period of at least thirty (30) days after receipt by Huybrechts of written notice of the need to cure or cease; or

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          iii. Huybrechts's willful dishonesty, fraud, or misconduct with respect to the business or affairs of OCC, that in the reasonable judgment of the Board of Directors materially and adversely affects the operations or reputation of OCC; or

          iv. Huybrechts's conviction of a felony or other crime involving moral turpitude (whether or not in connection with his employment);

          v. failure of Huybrechts to pass any drug or alcohol test administered in accordance with OCC's substance abuse policies.

     g. resignation by Huybrechts for Good Reason with thirty (30) days prior written notice. For purposes of this Agreement, "Good Reason" shall mean:

          i. a change in reporting relationships such that Huybrechts no longer directly reports to the President of OCC, without Huybrechts's prior written consent; or

          ii. a material diminution in the nature or scope of Huybrechts's powers, duties or responsibilities to a level below that which would ordinarily be assigned to an employee serving as Senior Vice President of Sales, without Huybrechts's prior written consent; or

          iii. failure by OCC to provide Huybrechts with the compensation and benefits in accordance with the terms of this Agreement; or

          iv. relocation of OCC's principal executive offices to a location outside a thirty (30) mile radius of Roanoke, Virginia.

6.   EFFECT OF TERMINATION: Except as expressly set forth below, OCC shall have
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     no further obligations to Huybrechts under this Agreement after the termination of his employment hereunder:

     a.   Termination For Cause. If Huybrechts is terminated for Cause by OCC,
          ---------------------
          as defined in Section 5(f) above, OCC shall pay to Huybrechts his salary and pro rata bonuses earned through the date of termination.

     b.   Resignation by Huybrechts Without Good Reason. If this Agreement is
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          terminated by the resignation of Huybrechts without Good Reason, OCC shall pay to Huybrechts his salary and pro rata bonuses earned through the date of termination.

     c.   Termination without Cause, upon Death or Disability, or Resignation
          -------------------------------------------------------------------
          for Good Reason. If this Agreement is terminated for any of the
          ---------------
          reasons stated in Sections

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          5(b), (d), (e), or (g), OCC shall pay to Huybrechts his salary and pro rata bonuses earned through the date of termination, as well as a severance payment equal to six (6) months salary (including bonuses), less applicable withholdings, payable in the same manner as during Huybrechts's employment.

7. PATENT RIGHTS: Huybrechts's interest in any and all inventions or improvements made or conceived by him, or which he may make or conceive at any time after the commencement of and until the termination of his employment with OCC, either individually or jointly with others, which relate to the business conducted by or planned to be conducted by OCC as reasonably determined by OCC, shall be the exclusive property of OCC, its successors, assignees or nominees. He will make full and prompt disclosure in writing to an officer or official of OCC, or to anyone designated for that purpose by OCC, of all inventions or improvements made or conceived by him during the term of his employment. At the request and expense of OCC, and without further compensation to him, Huybrechts will for all inventions or improvements which may be patentable, do all lawful acts and execute and acknowledge any and all letters and/or patents in the United States of America and foreign countries for any of such inventions and improvements and for vesting in OCC the entire right, title and interest thereto. As used in this Agreement, "inventions or improvements" means discoveries, concepts, and ideas, whether patentable or not, relating to any present or prospective activities of OCC, including, but not limited to, devices, processes, methods, formulae, techniques, and any improvements to the foregoing.

8. CONFIDENTIALITY; DISCLOSURE OF INFORMATION: Since the work for which Huybrechts is employed and upon which he shall be engaged, will include trade secrets and confidential information of OCC or its customers, Huybrechts receives such trade secrets and confidential information in confidence and shall not, except as required in the conduct of OCC's business, publish or disclose, or make use of or authorize anyone else to publish, disclose, or make use of, any such secrets or information unless and until such secrets or information shall have ceased to be secret or confidential as evidenced by public knowledge. This prohibition as to publication and disclosures shall not restrict him in the exercise of his technical skill, provided that the exercise of such skill does not involve the disclosure to others not authorized to receive trade secret or confidential information of OCC or its customers. As used in this Agreement, "trade secrets" and "confidential information" includes any formula, pattern, device or compilation of information used in the business of OCC or its customers for which OCC derives independent economic value by affording OCC an opportunity to obtain advantage over competitors who do not know or use such information; the term includes, but is not limited to, devices and processes, whether patentable or not, compilations of information such as customer lists, business and marketing plans, and pricing information where certain of the information involved is generally known or available but where the compilation, organization or use of the information is not generally known and is of significance to the business of OCC or its customers. The provisions of this paragraph eight (8) shall apply throughout the period of Huybrechts's employment with OCC, and thereafter.

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9.   NON-COMPETE: Huybrechts covenants and agrees that during the term of his employment with OCC (as employee, consultant or otherwise) and for the twelve (12) consecutive months immediately following termination of that employment by either party for any reason, and within the geographic area within which OCC is conducting business at the time of termination of his employment, he will not directly or indirectly participate in the management of, render services similar to those he is providing hereunder to, or work in the same or similar capacity in which he is employed hereunder for, any business which competes with OCC or is engaged in the same or similar business conducted by OCC during the period of Huybrechts's employment with OCC; nor will he call on, solicit or deal with any customers or prospective customer of OCC learned about or developed during Huybrechts's employment with OCC for the twelve (12) consecutive months immediately following termination of that employment by either party for any reason.

10. RETURN OF OCC PROPERTY: Immediately upon the termination of his employment with OCC, Huybrechts will turn over to OCC all keys, passwords, computers, notes, memoranda, notebooks, drawings, records, documents, and all computer program source listings, object files, and executable images or other information or materials obtained from OCC or developed or modified by him as part of his work for OCC which are in his possession or under his control, whether prepared by him or others, relating to any work done for OCC or relating in any way to the business of OCC or its customers, it being acknowledged that all such items are the sole property of OCC.

11. BENEFITS: Huybrechts shall be entitled to such vacation and benefits of OCC as OCC may from time to time establish for employees of similar positions, responsibilities and seniority, provided that Huybrechts will receive at least three (3) weeks of vacation per year.

12. BINDING ON OTHER PARTIES: This Agreement shall be binding upon and inure to the benefit of Huybrechts, his heirs, executors and administrators, and shall be binding upon and inure to the benefit of OCC and its successors and assigns.

13. ENFORCEMENT AND REMEDIES: This Agreement shall be enforced and construed in accordance with the laws of the Commonwealth of Virginia.

     Each party acknowledges that in the event of a breach or threatened breach of the confidentiality or non-compete provisions set out in paragraphs 8 and 9 of the Agreement, damages at law will be inadequate and injunctive relief is appropriate in addition to whatever damages may be recoverable. Huybrechts agrees to pay the costs, including attorneys fees, incurred by OCC in enforcing the provisions of paragraphs 8 and 9.

     Each and all of the several rights and remedies contained in or arising by reason of this Agreement shall be construed as cumulative and no one of them shall be exclusive of any other or of any right or priority allowed by law or equity.

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14.  NOTICES: Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by U.S. Mail to his last known residence in the case of Huybrechts or to its principal office in the case of OCC.

15. SEVERABILITY: It is understood and agreed that, should any portion of any clause or paragraph of this Agreement be deemed too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties hereby consent and agree that such scope may be modified accordingly in a proceeding brought to enforce such restriction. Further, it is agreed that, should any provision in the Agreement be entirely unenforceable, the remaining provisions of this Agreement shall not be affected.

16. ASSIGNMENT: Huybrechts may not transfer, pledge, encumber, assign, anticipate, or alienate all or any part of this Agreement.

17. PRIOR AGREEMENT; MODIFICATION: No modifications or waiver of this Agreement, or of any provision thereof, shall be valid or binding, unless in writing and executed by both parties hereto. No waiver by either party of any breach of any term or provision of this Agreement shall be construed as a waiver of any succeeding breach of the same or any other term or provision.

WHEREOF, the parties have executed this Agreement as of the day and year first written above.


/s/ Luke Huybrechts
-------------------------------------
Luke Huybrechts


Optical Cable Corporation

By:  /s/s Randy Frazier
    ---------------------------------
Randy Frazier
Independent Board Member and
Member of the Compensation Committee

By:  /s/ John Holland
    ---------------------------------
John Holland
Independent Board Member and
Member of the Compensation Committee

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                                 AMENDMENT TO
                      OPTICAL CABLE EMPLOYMENT AGREEMENT

     The foregoing Agreement hereby is amended as follows:

     The opening paragraph is amended to reflect the correct effective date of November 1, 2000.

     Numbered Paragraph 2 on Page 1 is amended to reflect "The term of this Agreement shall begin on November 1, 2001, and shall terminate on the 31/st/ day of October 2003."

     Numbered Paragraph 3.a. is amended to reflect the commencement date of employment under the Agreement as November 1, 2001.

                                     OPTICAL CABLE CORPORATION



Date:                                By: /s/ Randy Frazier
      -------------                      --------------------------------------
                                         Randy Frazier
                                         Independent Board Member and
                                         Member of the Compensation Committee



Date:                                By: /s/ John Holland
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                                         John Holland
                                         Independent Board Member and
                                         Member of the Compensation Committee



Date:                                By: /s/ Luke J. Huybrechts
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                                         Luke J. Huybrechts